EXHIBIT 99.5
Unaudited Pro Forma Condensed
Combined Financial Information
On October 26, 2017, AeroCentury Corp. (“AeroCentury” or the “Company”) and JetFleet Holding Corp. (“JHC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) for the acquisition of JHC by the Company in a reverse triangular merger (“Merger”) for consideration of approximately $2.8 million in cash and 129,286 shares of common stock of the Company, as determined pursuant to the Merger Agreement.  JHC is the sole shareholder of JetFleet Management Corp, (“JMC”), which is the manager of the Company’s assets.  The Merger was consummated on October 1, 2018.  The Company’s common stock issued as consideration in the Merger was offered and sold pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as the California Department of Business Oversight (the “DBO”) had issued a permit for the issuance of such securities to JHC’s shareholders on February 22, 2018 after a fairness hearing before the DBO.
The accompanying unaudited preliminary pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of AeroCentury and JHC after giving effect to the Merger.
The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Merger on AeroCentury. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been derived from the (1) audited consolidated financial statements of AeroCentury contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the unaudited condensed consolidated financial statements of AeroCentury contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, and (2) the audited consolidated statement of operations of JHC for the year ended December 31, 2017 and the unaudited consolidated statement of operations of JHC for the nine months ended September 30, 2018.
The accompanying unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with AeroCentury treated as the acquirer and as if the Merger had been consummated on (1) September 30, 2018 for purposes of preparing the unaudited pro forma condensed combined balance sheet and (2) on January 1, 2017 for purposes of preparing the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018.  The Company recorded a settlement loss of approximately $2.5 million as of the closing date of the Merger related to its prior obligations under the management agreement with JMC.  As a result of the Merger, the Company assumed JHC liabilities of approximately $0.9 million.

The accompanying unaudited preliminary pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AeroCentury would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AeroCentury, previously filed on AeroCentury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, and the separate historical consolidated financial statements and accompanying notes of JetFleet for the year ended December 31, 2017 and nine months ended September 30, 2018 included elsewhere in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018
	AeroCetury	JetFleet	Pro forma		Pro forma
	historical	historical	adjustments	Notes	combined

ASSETS

Cash and cash equivalents	$6,769,500	$40,000	$(2,863,900)	(a)	$3,945,600
Marketable securities	-	3,451,600	(3,330,600)	(b)	121,000
Accounts receivable	3,168,000	3,200	-		3,171,200
Taxes receivable	-	101,100	(99,900)	(c)	1,200
Receivable-AeroCentury	-	561,900	(561,900)	(d)	-
Finance leases receivable	16,055,500	-	-		16,055,500
Note receivable	-	23,100	-		23,100
Aircraft, net of accumulated depreciation	187,092,900	-	-		187,092,900
Assets held for sale	14,511,600	-	-		14,511,600
Equipment, net of depreciation	-	25,000	-		25,000
Prepaid expenses and other	353,500	211,800	925,000	(e)	1,490,300

Total assets	$227,951,000	$4,417,700	$(5,931,300)		$226,437,400

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$238,300	$174,800	$75,000	(f)	$488,100
Payable-JetFleet	2,079,300	-	(2,079,300)	(g)	-
Accrued payroll	-	93,400	-		93,400
Dividends Payable	-	3,330,600	(3,330,600)	(b)	-
Notes payable and accrued interest	140,247,200	-	-		140,247,200
Security deposits	3,367,800	-	-		3,367,800
Unearned revenues	4,160,400	-	-		4,160,400
Maintenance reserves	27,030,800	-	-		27,030,800
Accrued maintenance costs	260,100	-	-		260,100
Deferred income taxes	7,159,000	665,800	(530,500)	(h)	7,294,300
Income taxes payable	289,000	6,000	626,100	(c)	921,300

Total liabilities	184,831,900	4,270,600	(5,239,300)		183,863,200

Stockholders' equity:
Common stock	1,600	1,261,600	(1,261,500)	(i)	1,700
Paid-in capital	14,780,100	-	2,002,800	(j)	16,782,900
Retained earnings	31,374,200	(1,088,600)	(1,459,200)	(k)	28,826,400
Foreign currency translation adjustments	-	(500)	500	(l)	-
Unrealized loss on securities	-	(25,400)	25,400	(m)	-

	46,155,900	147,100	(692,000)		45,611,000
Treasury stock	(3,036,800)	-	-		(3,036,800)

Total stockholders' equity	43,119,100	147,100	(692,000)		42,574,200

Total liabilities and stockholders' equity	$227,951,000	$4,417,700	$(5,931,300)		$226,437,400

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017

	AeroCentury	JetFleet	Pro forma		Pro forma
	historical	historical	adjustments	Notes	combined
Revenues and other income:

Operating lease revenue	$29,002,700	$-	$-		$29,002,700
Maintenance reserves revenue	3,886,900	-	-		3,886,900
Finance lease revenue	1,571,500	-	60,000	(n)	1,631,500
Net loss on disposal of assets	791,500	-	-		791,500
Net gain on sales-type finance leases	297,400	-	51,100	(n)	348,500
Other income	3,800	12,700	-		16,500
Management fee income	-	6,109,100	(6,109,100)	(o)	-
Acquisition and re-sale fee income	-	901,600	(901,600)	(n)	-
	35,553,800	7,023,400	(6,899,600)		35,677,600

Expenses:

Management fees	6,109,200	-	(6,109,200)	(o)	-
Depreciation	12,025,600	-	(39,000)	(n)	11,986,600
Provision for impairment	1,002,100	-	-		1,002,100
Interest	7,753,200	19,600	-		7,772,800
Maintenance	2,924,300	-	-		2,924,300
Professional fees, general and administrative and other	1,945,100	899,100	(461,000)	(q)	2,383,200
Other taxes	90,300	-	-		90,300
Insurance	271,300	-	-		271,300
Salaries and employee benefits	-	3,459,700	-		3,459,700
Rent	-	423,600	-		423,600
Consulting fees	-	524,700	-		524,700
	32,121,100	5,326,700	(6,609,200)		30,838,600

Income before income tax provision	3,432,700	1,696,700	(290,400)		4,839,000

Income tax (benefit) provision	(3,966,500)	481,400	(318,400)	(r)	(3,803,500)

Net income	$7,399,200	$1,215,300	$28,000		$8,642,500

Earnings per share	$5.10				$5.47

Weighted average shares outstanding	1,449,576		129,286	(s)	1,578,862

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018

	AeroCetury	JetFleet	Pro forma		Pro forma
	historical	historical	adjustments	Notes	combined
Revenues and other income:

Operating lease revenue	$20,460,000	$-	$-		$20,460,000
Finance lease revenue	1,002,100	-	51,000	(n)	1,053,100
Net loss on disposal of assets	(2,374,400)	-	-		(2,374,400)
Other income	1,632,800	9,600	-		1,642,400
Management & Acquisition fee income	-	3,459,700	(3,459,700)	(o)	-
Gain on Distribution of ACY Stock	-	2,433,700	(2,433,700)	(p)	-

	20,720,500	5,903,000	(5,842,400)		20,781,100

Expenses:

Management fees	4,482,800	-	(4,482,800)	(o)	-
Depreciation	9,420,500	-	(59,000)	(n)	9,361,500
Provision for impairment	2,971,500	-	-		2,971,500
Interest	7,086,600	3,200	-		7,089,800
Maintenance	405,400	-	-		405,400
Professional fees, general and administrative and other	1,373,400	711,800	(33,200)	(q)	2,052,000
Other taxes	67,700	-	-		67,700
Insurance	235,400	-	-		235,400
Salaries and employee benefits	-	1,987,500	-		1,987,500
Rent	-	288,000	-		288,000
Consulting fees	-	210,000	-		210,000

	26,043,300	3,200,500	(4,575,000)		24,668,800

Income before income tax provision	(5,322,800)	2,702,500	(1,267,400)		(3,887,700)

Income tax (benefit) provision	(1,075,200)	757,400	(354,000)	(r)	(671,800)

Net (loss) income	$(4,247,600)	$1,945,100	$(913,400)		$(3,215,900)

Earnings per share	$(3.00)				$(2.08)

Weighted average shares outstanding	1,416,699		129,217	(s)	1,545,916

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Pro Forma Condensed Combined Financial Information (Unaudited)
AeroCentury Corp. and Subsidiaries

The following unaudited pro forma condensed combined financial statements are based on AeroCentury's historical consolidated financial statements and JetFleet Holding Corp.’s (“JetFleet”) historical consolidated financial statements as adjusted to give effect to the acquisition of JetFleet.

The aggregate consideration to be paid by AeroCentury consists of $3.5 million in cash, subject to certain post-closing adjustments, plus 129,286 shares of AeroCentury common stock, subject to certain adjustments as provided in the merger agreement.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on AeroCentury's and JetFleet's historical consolidated financial statements as adjusted to give effect to the acquisition of JetFleet. The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 give effect to the JetFleet acquisition as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 gives effect to the JetFleet acquisition as if it had occurred on September 30, 2018.

Note 2 — Preliminary purchase price allocation

On October 26, 2017, AeroCentury agreed to acquire JetFleet for total consideration of approximately $5.5 million, based on the closing stock price of AeroCentury's common stock on September 28, 2018.   AeroCentury financed the acquisition through the payment of $3.5 million of cash and issuance of an additional 129,286 shares of common stock of AeroCentury.  The value of the shares of common stock issued is dependent on the closing stock price as of the date of consummation of the merger.  The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of JetFleet based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for JetFleet to the acquired identifiable assets, assumed liabilities and pro forma settlement loss, based upon AeroCentury's closing stock price of $15.50 on September 28, 2018:

September 30, 2018
Base Consideration - Cash	$3,500,000
AeroCentury common stock (129,286 shares)	2,002,900
Base consideration	5,502,900
Cash consideration adjustments	(636,100)
Settlement of JHC's receivables from ACY	(2,079,300)
Total purchase price	2,787,500

Cash	40,000
Marketable securities	121,000
Accounts receivable, net	4,400
Note receivable	23,100
Equipment	25,000
Other assets	1,136,800
Total identifiable assets (*)	1,350,300

Accounts payable	(174,800)
Accrued payroll	(93,400)
Taxes payable	(632,100)
Deferred taxes	(135,300)
Total identifiable liabilities (*)	(1,035,600)

Total pro forma settlement loss (**)	$2,472,800

(*) Measured at fair value

(**) The pro forma settlement loss amount was estimated using an income approach. AeroCentury assessed the contractual terms and conditions of the current management agreement as compared to current market conditions and the historical and expected financial performance of AeroCentury and JetFleet. Based on the analysis performed, AeroCentury determined that the contractual payment terms are above market rates. The present value of the expected differential between payments currently required by the management agreement and those that would be required if the contract reflected current market terms was calculated over the management agreement contractual term. As the management fee currently paid by AeroCentury is deemed to be above market and the settlement of this pre-existing relationship results in a loss, the loss will be recognized in the consolidated statement of operations at the acquisition date and will reduce the estimated purchase consideration transferred.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions and are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.  There are no material differences in accounting policies between AeroCentury and JetFleet.

Adjustments to the pro forma condensed combined balance sheet

(a) Reflects cash consideration (as adjusted from Base Consideration of $3,500,000) related to acquisition.

(b) Represents distribution of JetFleet owned AeroCentury stock as a dividend pre-acquisition.

(c) Reflects JetFleet's accrual of tax liability on the distribution of AeroCentury stock to its shareholders.

(d) Reflects the reduction in JetFleet receivables from AeroCentury for accrued management and acquisition fees.

(e) Reflects value of real estate lease in place acquired with JetFleet and deferred taxes thereon.

(f) Reflects estimated non-recurring transaction costs related to the acquisition of JetFleet by AeroCentury.

(g) Reflects the reduction in accrued fees payable by AeroCentury to JetFleet.

(h) Reflects:

AeroCentury	JetFleet		Total
	Deferred tax liability on value of acquired real estate in place	$ 195,500
	Reclassification of deferred tax assets	(726,000)
		$ (530,500)	$ (530,500)

(i) Reflects:

AeroCentury		JetFleet		Total
Common stock issued to JetFleet, $0.001 par value	$ 100	Elimination of subsidiary equity on consolidation	$(1,261,600)	$(1,261,500)

(j) Reflects paid-in capital related to common stock issued to JetFleet shareholders.

(k) Reflects the cumulative effect of pro forma adjustments, net of taxes, as follows:

AeroCentury		JetFleet		Total
Estimated settlement loss	$(2,472,800)	Elimination of retained earnings	$1,088,600
Estimated non-recurring transaction costs	(75,000)
	$(2,547,800)		$ 1,088,600	$(1,459,200)

(l) Reflects elimination of prior foreign currency adjustments.

(m) Reflects elimination of unrealized loss on Marketable Securities owned by JetFleet.

Adjustments to the pro forma condensed statements of operations

(n) Reflects the effect of acquisition and remarketing  fees paid by AeroCentury to JetFleet since January 1, 2017.  Acquisition fees were capitalized and depreciated by AeroCentury or reflected in lower finance lease revenue on acquired finance leases; remarketing fees decreased gains on asset sales by AeroCentury.  Acquisition and remarketing fees were recorded as income by JetFleet.

(o) Reflects the elimination of management fees paid by AeroCentury to JetFleet and recorded as expense and income, respectively.

(p) Represents elimination of gain on appreciation of AeroCentury stock owned by JetFleet.

(q) Reflects:

        in 2017:
AeroCentury		JetFleet		Total
Elimination of non-recurring acquisition/merger costs incurred by AeroCentury.	$ (619,400)	Additional rental costs associated with amortization of acquired real estate lease in place.	$ 158,400	$ (461,000)

        in 2018:
AeroCentury		JetFleet		Total
Elimination of non-recurring acquisition/merger costs incurred by AeroCentury.	$ (341,400)	Additional rental costs associated with amortization of acquired real estate lease in place.	$ 308,200	$ (33,200)

(r) Reflects the income tax effect of pro forma adjustments based on the estimated combined statutory tax rate of 35% and 22% for 2017 and 2018, respectively.

(s) Represents shares of AeroCentury common stock issued as purchase consideration.